SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 5, 2004




                                 CYBERADS, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Florida
                        --------------------------------
                 (State or other jurisdiction of incorporation)


           333-62690                                     65-1000634
  -----------------------------             ------------------------------------
    (Commission File Number)                (IRS Employer Identification Number)



            21073 Powerline Road, Suit 57, Boca Raton, Florida 33433
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                  (561)672-2193
             ------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
             ------------------------------------------------------
         (Former name or former address, if changed since last report)

         ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         Pursuant to a Stock Purchase Agreement made as of September 12, 2003, as subsequently amended, NovaNet Media, Inc., a privately-held corporation, acquired from Larry Levinson, President and controlling shareholder of the registrant, 4,482,000 shares of the registrant's common stock ("Shares"). The purchase price for the Shares was $500,000 and other consideration reflected in the Stock Purchase Agreement. The Shares acquired by NovaNet Media, Inc. constitute a majority of the issued and outstanding common stock of the registrant.

         Notwithstanding the date of the Agreement, the transactions contemplated by the Agreement, including the payment of the purchase price, were not completed until December 31, 2003, at which time the Agreement and the transactions contemplated therein were closed.

         Attached to this Report are the Stock Purchase Agreement, amendments thereto and all other collateral agreements and instruments called for by the Stock Purchase Agreement.

         To the best knowledge of the registrant, there are no arrangements or understandings between NovaNet Media, Inc. and any other shareholders of the registrant with respect to the election of directors or other matters.

         ITEM 7. EXHIBITS

         NO.                      DESCRIPTION
         ---                      -----------

         99.1                     Stock Purchase Agreement
         99.2                     First Amendment to Stock Purchase Agreement
         99.3                     Second Amendment to Stock Purchase Agreement
         99.4                     Third Amendment to Stock Purchase Agreement
         99.5                     Indemnification Agreement
         99.6                     Promissory Note from NovaNet Media, Inc.
         99.7                     Promissory Note from Cyberads, Inc.
         99.8                     Pledge and Security Agreement


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

                                                    Cyberads, Inc.

         Dated: January 05, 2004                    By: /s/ WALTER TATUM
                                                       -------------------
                                                            President